UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange

Act of 1934

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[  ] Definitive Proxy Statement

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[  ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

Clean Coal Technologies, Inc.

(Name of Registrant as Specified in Charter)

n/a

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CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

March 28, 2013

To Our Stockholders:

You are cordially invited to join the 2013 Annual Meeting of Stockholders of Clean Coal Technologies, Inc.(the “Annual Meeting”) to be held at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022, on May8, 2013 at 10:00 a.m., Eastern Time. For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/CCTCor call (646) 710-3549.

The attached Notice of Annual Meeting and Proxy Statement describe the matters proposed by the Board of Directors to be considered and voted upon by our stockholders at the Annual Meeting.

For the Annual Meeting, we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the internet as an alternative to the traditional approach of mailing a printed set to each stockholder. We believe this approach provides you, as our stockholders, the proxy materials you need while reducing printing and postage costs associated with delivery and reducing the environmental impact of the Annual Meeting. In accordance with these rules, we have sent a Notice of Internet Availability to our stockholders who have not previously elected to receive a printed set of proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy statement and annual report, as well as how to vote online, by telephone, or in person at the Annual Meeting.

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting.

PLEASE VOTE YOUR SHARES ONLINE OR, IF YOU REQUESTED AND RECEIVED A PRINTED SET OF PROXY MATERIALS BY MAIL, BY RETURNING THE ACCOMPANYING PROXY CARD. FURTHER INSTRUCTIONS ON HOW TO VOTE YOUR SHARES CAN BE FOUND IN OUR PROXY STATEMENT.

Thank you for your support of our company.

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

DATED:  March 28, 2013

CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY8, 2013

TO THE STOCKHOLDERS OF CLEAN COAL TECHNOLOGIES, INC.:

The 2013 Annual Meeting of the Stockholders (the “Annual Meeting”) of Clean Coal Technologies, Inc. (the “Company,” “we,” “us” or “our”) will be held at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022, on Wednesday, May 8, 2013 at 10:00 am, Eastern Time, to:

1. Elect five directors to serve until the 2014 Annual Meeting of Stockholders

2. Approve an amendment to the Company’s Articles of Incorporation to (A) effect a reverse stock split of our common stock at a specific ratio within a range from 1-for-5 to 1-for-35 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split (the “Reverse Stock Split”); and (B) decrease the number of authorized shares of our common stock in an amount sufficient to provide the Company with approximately 25% of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split, subject to the Board of Directors’ authority to abandon or delay such amendment;

3. Advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);

4. Advise us as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency);

5. Ratify the selection of MaloneBailey, LLP as the Company’s independent auditor for the Company’s fiscal year ending December 31, 2013; and

6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

For the Annual Meeting, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we are providing access to these materials via the Internet. Accordingly, on March28, 2013, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 25, 2013, and posted our proxy materials on the website as described in the Notice. As explained in greater detail in the Notice, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice and website provide information on how to request all future proxy materials in printed form or electronically.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND IN PERSON AND WISH TO HAVE YOUR SHARES VOTED, PLEASE VOTE AS SOON AS POSSIBLE, WHETHER ONLINE, BY TELEPHONE OR BY RETURNING A PROXY CARD SENT TO YOU IN RESPONSE TO YOUR REQUEST FOR PRINTED PROXY MATERIALS.

CLEAN COAL TECHNOLOGIES, INC.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

DATED:  March 28, 2013

CLEAN COAL TECHNOLOGIES, INC.

295 Madison Avenue (12th Floor)

New York, NY 10017

PROXY STATEMENT

This proxy statement is furnished to stockholders of Clean Coal Technologies, Inc. (the “Company,” “we,” “us” or “our”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the 2013 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022, on Wednesday, May 8, 2013, at 10:00 am, Eastern Time.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect five directors to serve until the 2014 Annual Meeting of Stockholders;

2. Approve an amendment to  the Company’s Articles of Incorporation to (A) effect a reverse stock split of our common stock at a specific ratio within a range from 1-for-5 to 1-for-35 and to grant authorization to the Board of Directors of the Company (the “Board” or the “Board of Directors”) to determine, at its discretion, the timing and the specific ratio of the reverse stock split (the “Reverse Stock Split”); and (B) decrease the number of authorized shares of our common stock in an amount sufficient to provide the Company with approximately 25% of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split, subject to the Board of Directors’ authority to abandon or delay such amendment;

3. Advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);

4. Advise us as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency);

5. Ratify the selection of MaloneBailey, LLP as the Company’s independent auditor for the Company’s fiscal year ending December 31, 2013; and

6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting.  If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $35,000, will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

Only stockholders of record at the close of business on March 25, 2013 (the “Record Date”), are entitled to vote at the Annual Meeting. Each stockholder has the right to one vote for each share of the Company’s common stock owned.  Cumulative voting is not provided for.

Management encourages all stockholders to attend the Annual Meeting in person.  All holders of the Company’s common stock (whether or not they expect to attend the Annual Meeting) are requested to complete, sign, date and promptly return the proxy form enclosed with this Notice.  Holders of more than 50% of the Company’s 853,217,644 issued and outstanding shares of common stock must be represented at the Annual Meeting to constitute a quorum for conducting business.

For the Annual Meeting, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we are providing access to these materials via the internet. Accordingly, on March28, 2013, we began mailing the Notice of Internet Availability of Proxy Materials to all stockholders of record as of the Record Date, and posted our proxy materials on the website as described in the Notice of Internet Availability of Proxy Materials. As explained in greater detail in the Notice of Internet Availability of Proxy Materials, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice of Internet Availability of Proxy Materials and website provide information on how to request to receive all future proxy materials in printed form or electronically.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are receiving these proxy materials because you owned shares of common stock of our company, Clean Coal Technologies, Inc. (the “Company”), at the close of business on March 25, 2012 (the “Record Date”), and, therefore, are eligible to vote at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

Why did I receive the one-page Notice of Internet Availability of Proxy Materials?

Since we are providing proxy materials to you primarily via the Internet, instead of mailing printed copies to each owner of our common stock, you received a one-page Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials was mailed to stockholders beginning March 28, 2012. The Notice directs you to a website where you can view our proxy materials, including the proxy statement and our annual report, and cast your vote. If you would like to obtain a paper copy of the proxy materials, including our annual report, please follow the instructions on the Notice of Internet Availability of Proxy Materials.

On what matters will I be voting?

At the Annual Meeting, our stockholders will be asked to (1) elect five directors to serve until the 2014 Annual Meeting of Stockholders, (2) approve an amendment to  the Company’s Articles of Incorporation to (A) effect a reverse stock split of our common stock at a specific ratio within a range from 1-for-5 to 1-for-40 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split (the “Reverse Stock Split”); and (B) decrease the number of authorized shares of our common stock in an amount sufficient to provide the Company with approximately 25%of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split, subject to the Board of Directors’ authority to abandon or delay such amendment, (3) advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), (4) advise us as to whether you prefer a vote to advise us on the compensation of our named executive officers every year, every two years or every three years (Say-on-Pay Frequency) and (5) to ratify the appointment of MaloneBailey, LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2013.

The Board does not know of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Where and when will the meeting be held?

The Annual Meeting will be held at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022, on Wednesday, May 8, 2013 at 10:00 a.m., local time.

How can I obtain directions to the meeting?

For directions to the location of the Annual Meeting, please visit our proxy website athttps://www.iproxydirect.com/CCTC or call (646) 710-3549.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at the Annual Meeting. By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at the Annual Meeting as you have instructed.

How many votes may I cast?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the Record Date.

How many votes can be cast by all stockholders?

We have one class of common stock. As of the Record Date, we had 853,217,644 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the meeting?

Our bylaws provide that a majority (50.1%) of the total number of shares of common stock outstanding constitutes a quorum and must be present to conduct business at a meeting of our stockholders.

What is the difference between holding shares as astockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Worldwide Stock Transfer Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Internet Availability of Proxy Materials has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank, or company appointed designee. As the beneficial owner, you have the right to direct your broker, bank, or company appointed designee on how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can my shares be voted if I do not return the proxy cardand do not attend the meeting in person?

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. Proposal No. 5, to ratify the appointment of the independent auditor is considered a “routine” matter. Proposal No. 1, the election of nominees to the Board, Proposal No. 2, approval of the Reverse Stock Split, Proposal No. 3, the advisory vote on compensation of our named executive officers and Proposal No. 4, the advisory vote on frequency of voting on the compensation of our named executive officers, are “non-routine” matters.

If you do not vote the shares held in your name, your shares will not be voted. However, the Company may vote your shares if you have returned a blank or incomplete proxy card (see “What happens if I return a proxy card without instructions?” below regarding record holders).

What vote is required to approve each item?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of the Reverse Stock Split and Decrease in Authorized Shares

The affirmative vote of a majority of the votes cast for this proposal is required to approve the Reverse Stock Split and the decrease in authorized shares. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

Proposal 3: Advisory Vote on Compensation of Our Named Executive Officers

The advisory vote on the compensation of our named executive officers will be approved if the votes cast in favor of the proposal exceeds the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.

Proposal 4: Advisory Vote on Frequency of Voting on Compensation of Our Named Executive Officers

The frequency (one year, two years or three years) that receives the highest number of votes cast by the stockholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the stockholders. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. Abstentions and broker non-votes will have no effect on the results of this vote. While the results of this advisory vote are non-binding, the Board values the opinions of our stockholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

Proposal 5: Ratify the Appointment of MaloneBailey, LLP as Our Independent Public Accountant for the Fiscal Year Ending December 31, 2013

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent accountant. However, if our stockholders do not ratify the appointment of MaloneBaily, LLP as our independent public accountant for the fiscal year ending October 31, 2013, the Board may reconsider its appointment.

With respect to any matter that is properly brought before the meeting, the inspector of elections will treat abstentions as unvoted.

How do I vote?

You may vote using any of the following methods:

Internet, Telephone or Mail:

You may vote your shares by internet, telephone, or return mail by following the instructions on the Notice of Internet Availability of Proxy Materials, or by requesting a full set of printed materials at no charge including a proxy card.

In person at the Annual Meeting:

You may vote in person at the Annual Meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a street holder of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspector of elections with your ballot when you vote at the Annual Meeting.

 Once I deliver my proxy, can I revoke or change my vote?

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering a proxy with a later date, or by voting in person at the meeting.

Who pays for soliciting proxies?

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, Internet, telefax, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Could other matters be considered and voted upon at the Annual Meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the Annual Meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

How can I contact the Company to request materials or information referred to in these Questions and Answers?

By mail addressed to: Clean Coal Technologies, Inc., 295 Madison Avenue (12th Floor), New York, NY 10017, Attn: Chairman of the Board. By telephone, (646) 710-3549 or by email, info@cleancoaltechnologiesinc.com.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age, position, and year first elected of each director and executive officer of the Company:

Name	Age	Position	Held Since
Robin T. Eves	62	CEO, President, Director	August 2010
Ignacio Ponce de Leon	62	COO, Director	April 2011
Edward Jennings	75	Chairman of the Board	September 2007
Ivy Santoso	43	Director	December 2012
Roland Perdamaian	44	Director	December 2012
Mitch Shapiro (1)	61	Director	September 2007 to June 2012

(1)           Mr. Shapiro’s term ended June 26, 2012.

The following persons have been nominated for election as directors of the Company:

Robin T. Eves	Ignacio Ponce de Leon
Roland Taufiq Perdamaian	Ivy Santoso
Edward Jennings

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the stockholders, will serve until our 2014 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  Vacancies on the Board of Directors during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees

Robin Eves has been our Chief Executive Officer, President and a member of the Board of Directors since August 2010. Prior to his appointment with the Company, from February 2009 through August 2010, he served as the CEO of Atlantic Energy Group Ltd., a global energy company developing a major storage and pipeline initiative in South Carolina and the build-out of a global trading business in London, Singapore and the rest of Asia. From the period March 2005 to January 2009 he worked with Oil Trade and Transport LLC, working closely with Sempra Energy Trading. He was responsible for business development in Russia, India and the Middle East. Also during the period, from March 2003 to February 2005, Mr. Eves served as Managing Director and global head of crude and refined products for United Bank of Switzerland From October 2002 to February 2003, Mr. Eves acted as a consultant for Barclays Capital in London, hired to do an extensive due diligence on the Russian/former Soviet Union markets in preparation for Barclays’ possible re-entry into those markets. From February 1990 to September 2002, Mr. Eves served as Managing Director for Synergy International SA/Magna Oil and Gas LLC/CCL Oil, where he was responsible for all trading and structured transactions. Prior to that time, from 1987 to 1990, Mr. Eves served as Vice-President and global head of products trading, and from 1976 to 1987, worked in various positions with Cargill.

We believe that Mr. Eves’s qualifications to serve on the Board of Directors include his extensive background in all aspects of the global energy business, including experience in crude and refined products for power production, including gas and coal, as well as related emissions controls.

Ignacio Ponce de Leon was appointed as Chief Operating Officer and a member of the Board of Directors on

April 1, 2011.  Mr. Ponce de Leon had been serving as Senior Advisor to the Board of Directors since August 2010.  Since January 2009, he has worked as an independent consultant to companies in the electric power industry and to a New York-based private equity fund. From August 2006 until December 2008, Mr. Ponce de Leon worked for Capital Advisory Partners as an Associate Partner.  From April1995 to January 2005, he worked at JP Morgan where he formed what became Wall Street’s leading fixed income research team covering corporations globally in Emerging Markets.  From February1992 to March 1995, he served as Vice President, Equities Research, at CS First Boston, covering the Carlos Slim Group in Mexico, Cemex, and the engineering construction sector. Prior to that, he served in various capacities at Chemical Bank (March 1984 to March 1987) and Bankers Trust Company (March 1987 to February 1992). Mr. Ponce de Leon began his professional life in November 1979 at the National Planning Department, Presidency of the Republic of Colombia where he worked on the $3 billion Carbocol/Exxon joint venture to develop Cerrejon, one of the largest coal mines in the world, annually exporting over 35 million tons of thermal coal.  Mr. Ponce de Leon was graduated from the London School of Economics (BSc. Econ, 1973) and from the Fletcher School of Law & Diplomacy (Tufts-Harvard, 1979) with an M.A.L.D.  He is fluent in Spanish and has working proficiency in Portuguese and French.

We believe that Mr. Ponce de Leon’s qualifications to serve on the Board of Directors include hisover 30 years of professional experience advising companies in our industry, including over 25 years on Wall Street.

Dr. Edward Jennings is currently the Chairman of the Board for the Company. He was previously President Emeritus and Professor of Finance at Ohio State University. For the past five years, Dr. Jennings has managed his own investments and acted as a private business consultant to non-related interests. Dr. Jennings was engaged in several university leadership assignments including President, Ohio State University, 1981-1990; President, University of Wyoming, 1979-1981; and Vice President of Finance and University Studies, University of Iowa, 1976-1979. He has had faculty assignments at the University of Iowa, University of Dar Es Salaam, and the University of Hawaii. Dr. Jennings has been widely published in major academic journals and is the co-author of a basic investment textbook now in its fourth printing. He has traveled extensively in the Far East, Europe, and Africa on various trade missions, and assisted in the development of academic ties with numerous international universities. Education: University of North Carolina, BS in Industrial Management; Case Western Reserve University, MBA in Finance; University of Michigan, Ph.D. in Finance.

We believe that Mr. Jennings’s qualifications to serve on the Board of Directors include his extensive business investment experience.

Ivy Santoso was appointed to the Board of Directors in December 2012.  Since October 2012, she has served as a Director with Actis Capital LLP, a private equity firm focused on investments in emerging markets in Africa, China, India, Latin America, and South East Asia. Prior to that appointment, MsSantoso was Country Manager, Asia Funds for the Avenue Capital Group from January 2000 to September 2012. She was Vice President, Institutional Research for GKGohOmetraco from April 1998 to December 1999. Ms. Santoso served as Associate Director, Institutional Research Deutsche Morgan Grenfell from November 1996 to March 1998 and as an Analyst, Institutional Research at GKGohOmetraco from November 1994 to October 1996. She was the Chief Accountant for PT AdindoForestaIndonesiaTbk from November 1991 to October 1994. Ms. Santoso earned a B.S. degree in Accounting from Oklahoma State University in the U.S.A.

We believe that Ms. Santoso’s qualifications to serve on the Board of Directors include her over 20 years of professional experience working throughout Southeast Asia and China and 18 years working in the investment management business with a focus on early stage opportunities.

Mr. Roland Perdamaian was appointed to the Board of Directors in December 2012. Mr. Perdamaian serves as Vice President of Finance at Dynamas Surya Trikon, Pt., Jakarta, Indonesia, a position he has held since December 2011. Prior to then, he served as Vice President of Operation and Business Development for Keshena Multitrada Indonesia, Pt., Jakarta, Indonesia from September 2007 until November 2011. Mr. Perdamaian was Senior Manager of Project Analyst for IBC Sejahtera, Pt., Jakarta, Indonesia from August 2005 to August 2007, a Senior Economic Researcher at La Trobe University, Melbourne, Australia from December 2003 to March 2005 and held positions as Assistant Manager of Loan Origination Securitization Analyst for the Commonwealth Bank, Melbourne, Australia from November 2002 to November 2003 and as Assistant to Head of Credit Risk at the  Bank ArthaGraha, Jakarta, Indonesia from March 1996 to August 1998. Mr. Perdamaian obtained a Ph.D. in

Macroeconomics and Econometrics from La Trobe University in Melbourne, Australia; an M.B.A. from Baldwin Wallace College, Ohio, U.S.A.; and a B.S., Law from the University of Pancasila, Jakarta, Indonesia.

We believe that Mr. Perdamaian’s qualifications to serve on the Board of Directors include his 15 years of business experience in Indonesia.

Mr. Perdamaian and Ms. Santoso have been nominated by the Board pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated December 5, 2012, between the Company and Ventrillion Management Company Ltd. (“Ventrillion”). The Purchase Agreement provides that Ventrillion shall have certain rights, and contains certain restrictive covenants in effect, so long as Ventrillion (or any Transferee (as defined in the Purchase Agreement)) beneficially owns at least 10.0% ofour outstanding common stock, including the right to board of director composition of no less than five and no more than six members and to nominate two directors to the Board.

Board Committees

At this filing date, we do not have an audit committee, compensation committee or nominating committee. Our full Board currently performs the duties and responsibilities of such committees. Due to the size of the Company and due to the small number of directors that we had for most of 2012, we believed it was appropriate for the full Board to handle the responsibilities of these committees.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we do not currently have adequate resources to appoint such an individual to our Board.

Code of Conduct

On February 11, 2013, the board of directors approved a code of business conduct and ethics, filed as an exhibit to the Company’s Current Report on Form 8-K on February 14, 2013.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has risk oversight responsibility for the Company and administers this responsibility directly. The Board of Directors oversees our risk management process through regular discussions of our risks with senior management both during and outside of regularly scheduled Board of Directors meetings. In addition, the Board of Directors administers our risk management process with respect to risks relating to our accounting and financial controls.

Our Board of Directors has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer, and believes, given the size of our company, no such formal policy is necessary at this time. The current Chairman of the Board, Edward Jennings, is an independent director and has served as Chairman since 2007.

Director Independence

Our Board is not subject to any independence requirements. However, our Board has reviewed the independence of its directors under the requirements set forth by the NASDAQ Stock Market. Messrs. Eves and Ponce de Leon are officers of the Company and therefore not deemed independent directors.  Mr. Jennings, Mr. Perdamaian and Ms. Santoso are deemed to be independent directors.

Meetings of our Board of Directors

Our Board of Directors held 7 meetings during the fiscal year ended December 31, 2012 (including meetings conducted by telephone conferencing).  No director attended less than 75% of all board meetings during the fiscal year ended December 31, 2012. All current Board members and all nominees for election to the Board of Directors are encouraged to attend our annual meetings of stockholders, either in person or by teleconference.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Board in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Board does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are then chosen by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

Stockholder Communications

Stockholders wishing to communicate with the Board of Directors or with a specific director may send a letter to our corporate secretary at Clean Coal Technologies, Inc., 295 Madison Avenue (12th Floor), New York, NY 10017, and should be marked to the attention of the appropriate director or directors.  Our secretary will circulate the communications (other than commercial solicitations) to the appropriate director or directors.  Communications marked “Confidential” will be forwarded unopened.

Directors’ Compensation

We compensate our non-employee directors for monthly meetings at a rate of $1,000 for meetings via conference call and $3,000 for in-person meetings. In addition, each non-employee director is entitled to an annual fee of $5,000, prorated by the number of monthly meetings attended in that year. In 2012, all meetings were via telephone conference. Directors are also reimbursed for expenses incurred in connection with their board service.  As of December 31, 2012, accrued director’s fees payable totaled $10,083 The Board plans one regularly scheduled meeting each fiscal quarter and may schedule additional meetings as necessary.

All of our present non-employee directors, have other employment or sources of income and will routinely devote only such time to the Company necessary to maintain its viability. It is estimated that each non-employee director will devote approximately 2 days per month to the Company’s corporate activities.

DIRECTOR COMPENSATION

The following table sets forth, for the year ended December 31, 2012, the dollar value of all cash and non-cash compensation for the Company’s directors.

Name		Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robin Eves		2012	-	-	-	-	-	-	-
Ignacio Ponce de Leon		2012	-	-	-	-	-	-	-
Ed Jennings		2012	7,085	-	-	-	-	-	7,085
Mitch Shapiro(1)		2012	5,668	-	-	-	-	-	5,668
Ivy Santoso(2)		2012	-	-	-	-	-	-	-
Roland Perdamaian	(2)	2012	-	-	-	-	-	-	-

(1) Mr. Shapiro’s term ended June 26, 2012.

(2) Ms. Santoso and Mr. Perdamaian were appointed as directors in December 2012.

Stock Ownership Requirements

The Board of Directors has encouraged its members to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, the Board of Directors has not established stock ownership guidelines for members of the Board of Directors or the executive officers.

Vote Required

The affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be required for the election of directors.

Board Recommendation

The Board of Directors recommends a vote “FOR” all of the nominees.  It is intended that in the absence of contrary specifications, proxies will be voted for the election of the nominees named above.  Broker non-votes and abstentions will not be counted in the election of directors. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND A DECREASE IN THE NUMBER OF
AUTHORIZED SHARES OF OUR COMMON STOCK

On February 28, 2013, the Board of Directors adopted a resolution, subject to stockholder approval,authorizing an amendment to our articles of incorporation, as amended, to effect a reverse stock split and a decrease in the number of authorized shares of our common stock.  Under this proposed amendment, a certain number of outstanding shares of our common stock, as determined by the applicable ratio, would be combined into one share of our common stock (the “Reverse Stock Split”) and the number of the Company’s authorized shares of common stock would be reduced to an amount sufficient to provide the Company with 25%of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split (the “Authorized Shares Decrease”).

If approved by the stockholders, the Board would have discretion to implement the Reverse Stock Split within a range from 1-for-5 to 1-for-35.  The Board believes that stockholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay the Reverse Stock Split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the Reverse Stock Split would not be in the best interests of our stockholders.

The text of the form of amendment to our articles of incorporation that would be filed with the Secretary of State of the State of Nevada to effect the Reverse Stock Split and the Authorized Shares Decrease is set forth in Appendix A to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board deems necessary and advisable to effect the Reverse Stock Split and the Authorized Shares Decrease.  If the Reverse Stock Split and the Authorized Shares Decrease is approved by the stockholders, the current timing for implementation would be on or before June 6, 2013, subject to the Board’s right to abandon or to delay the Reverse Stock Split and Authorized Shares Decrease, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the Reverse Stock Split and the Authorized Shares Decrease would not be in the best interests of our stockholders.

Purpose of the Reverse Stock Split and Authorized Shares Decrease

Increase in Availability of Authorized Capital

The increase in authorized capital that results from the Reverse Stock Split and Authorized Shares Decrease will increase the number of shares of our common stock available to be issued, which is necessary to complete a recently initiated private placement of our common stock.  As previously disclosed in our Current Report on Form 8-K, which we filed with the SEC on December 6, 2012, the Board determined to enter into that certain Stock Purchase Agreement (the “Purchase Agreement”), dated December 5, 2012, with Ventrillion Management Company Ltd. (“Ventrillion”), relating to the issuance and sale of up to 300 million shares of common stock of the Company for up to $15,000,000 (the “Private Placement”), after consideration of the Company’s capital requirements and its strategic alternatives.  On December 6, 2012, the Company closed the first tranche of the investment and issued 100 million shares of its common stock to Ventrillion in exchange for $4.0 million.

Due to the closing of the first tranche of the Private Placement, substantially all of our authorized common stock is either issued or reserved for issuance under existing options.  The closing of the second tranche of the investment, 100 million shares of common stock in exchange for $5.0 million is subject to, among other conditions, the receipt of stockholders’ approval of a reverse split of the Company’s common stock and completion of the Company’s pilot plant. Pursuant to the Purchase Agreement, Ventrillion was issued an option to purchase 40 million shares of common stock of the Company at an exercise price of $0.00001 per share (the “Option”),which will become exercisable if we fail to obtain stockholder approval of a reverse split by June 6, 2013.  Upon exercise of the Option, Ventrillion may elect to require the Company to seek stockholder approval of a reverse split again to allow Ventrillion to acquire the remaining 160 million shares of common stock under the Purchase Agreement.  If Ventrillion makes such election, the Company will be prohibited, with certain exceptions, from issuing equity securities, for a period of 12 months, after which, the Company may terminate its obligation to issue and sell the remaining 160 million shares of common stock with no further liability.

In reaching its decision to approve and proceed with the Private Placement, the Board carefully considered a number of factors. The material factors considered by the Board were the following:

•

The completion of the Private Placement will provide additional capital to meet our current liabilities, complete our pilot plant, and commercialize the Company’s technology, as well as grow our business in the future.

•

The completion of the Private Placement, together with the Reverse Stock Split, may allow us to qualify for listing of our common stock on a national stock exchange.

•

The completion of the Private Placement will strengthen our overall financial position and reduce our financial risk.  In addition, the completion of the Private Placement will strengthen our investor base with the addition of a new experienced investor which will have a significant stake in our long-term success and will be motivated to provide support and assistance to protect and enhance its investment.

•

While, pursuant to the Purchase Agreement, Ventrillion has the right (so long as it beneficially ownsat least 10.0% of the outstanding shares of our common stock) to Board composition of no less than five and no more than six members, to nominate two directors to the Board and to require supermajority (at least 80.0%) voting approval for acts of the Board,the two persons designated qualify as independent directors of the Board and have experience in advising comparable companies.  Our Board is not currently subject to any independence requirements, however, listing on a national stock exchange, such as the NASDAQ Capital Market, will impose certain corporate governance standards, including director independence requirements.

•

Our ability to raise funds from other sources depends on many factors, including, among other things, the growth of our revenues, our profit margins, leverage in our operating expenses, and the cost and availability of other forms of third-party financing to expand our business operations.  In the view of the Board, many of these factors are subject to significant uncertainty.

•

The securities issued and to be issued in the Private Placement will be shares of our common stock rather than debt or preferred stock, which will place Ventrillion at the same rank as existing stockholders and allow us to maintain a less complicated capital structure.

•

The securities issued in the Private Placement will dilute the percentage ownership of each of our existing stockholders by approximately 23%. The purchase price per share of common stock of the remaining shares to be issued in the Private Placement will be greater than the prevailing trading market prices of such shares at the date the Purchase Agreement was executed.

Increase in Per-Share Price

In addition to completion of the Private Placement, we believe that the Reverse Stock Split will lead to an increase in the per-share price of our common stock which could encourage increased investor interest in our common stock and possibly promote greater liquidity for our stockholders.  We believe that the current low per-share price of our common stock has had a negative effect on the marketability of our common stock.  We believe there are several reasons for this effect.  First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks.  Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher.  This factor may also limit the willingness of institutional investors to purchase our common stock.  Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks.  These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint.  Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers.  Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

Further, we believe the increase in per-share price that may result from the Reverse Stock Split will enhance our ability to obtain an initial listing on a national stock exchange.   Our common stock is quoted on the OTC Markets Group website under the symbol “CCTC” since October 12, 2007. We hope to list our common stock for trading on a national stock exchange. In order for our shares of common stock to be listed on the Nasdaq Capital Market, the NYSE MKT or on another recognized stock exchange, we must satisfy various listing standards. For instance, the NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  While reducing the number of outstanding shares of our common stock should, absent other  factors, increase the per share market price of our common stock, we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange. If we do not meet the initial listing requirements, our shares of common stock will continue to trade on the OTC Markets Group QB website. This alternative is generally considered to be less efficient and less broad-based than the Nasdaq Capital Market or other national stock exchange.

Potential Risks Associated with the Reverse Stock Split

Stockholders should note that the effect of the Reverse Stock Split upon the market price for our common stock cannot be accurately predicted.  In particular, we cannot assure you that the trading price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the Reverse Stock Split.  Furthermore, we cannot assure you that the market price of our common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time.  Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.  Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Principal Effects of the Reverse Stock Split and Authorized Shares Decrease

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of our common stock.  However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company.  Stockholders will suffer some dilution as a result of the completion of the Private Placement as discussed above.  The number of stockholders of record will not be affected by the Reverse Stock Split.

With respect to outstanding stock options to purchase shares of our common stock, the Reverse Stock Split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the Reverse Stock Split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent).

In addition, the proposed amendment to our Articles of Incorporation would reduce the total number of shares of our common stock that we are authorized to issue to an amount sufficient to provide the Company with approximately 25%of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split. The Company presently has certain shares reserved under its 2012 Stock Option Plan which will be decreased proportionally under the Reverse Stock Split.  In addition, the 200 million shares of our common stock to be issued at the closings of the second and third tranches of the Private Placement will be proportionately decreased under the Reverse Stock Split.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of 5 and a maximum of 35 shares of existing common stock will be combined into one new share of common stock.  Thetable below shows, as of March 25, 2013, the number of outstanding shares of common stock (excluding Treasury shares)

and the number of authorized and unissued shares that would result from the listed hypothetical Reverse Stock Split ratios and the Authorized Shares Decrease:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares Following the Reverse Stock Split	Approximate Number of Authorized, Unreserved and Unissued Shares Following the Reverse Stock Split and Authorized Shares Decrease(1)	Approximate Number of Authorized, Unreserved and Unissued Shares Following the Reverse Stock Split and Authorized Shares Decrease and Completion of the Private Placement(2)
1-for-5	170,643,529	116,356,471	76,356,471
1-for-10	85,321,764	58,178,236	38,178,236
1-for-15	56,881,176	38,785,490	25,452,156
1-for-20	42,660,882	29,089,118	19,089,118
1-for-25	34,128,706	23,271,294	15,271,294
1-for-30	28,440,588	19,392,745	11,892,745
1-for-35	24,377,647	16,765,210	11,050,924

(1) Includes the remaining shares to be issued upon the closing of the second and third tranches of the Private Placement.

(2) Excludes the remaining shares issued upon the closing of the second and third tranches of the Private Placement Also excludes shares reserved for issuance under the Company’s 2012 Stock Option Plan.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation, as amended. The Board is not, however, proposing the Reverse Stock Split and the Authorized Shares Decrease in response to any effort of which it is aware to accumulate shares of the Company’s common stock or to obtain control of the Company. Rather, the Board is proposing the Reverse Stock Split and the Authorized Shares Decrease for the reasons outlined above.

After the effective date of the Reverse Stock Split and the Authorized Shares Decrease, our common stock will have the same Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities. After the Reverse Stock Split and the Authorized Shares Decrease, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our common stock is expected to continue to be quoted on the OTC Markets GroupQBwebsite under the symbol “CCTC” subject to any decision of the Board of Directors to list our securities on a national stock exchange.

Effective Date

The Board of Directors, in its discretion, may elect to effect the Reverse Stock Split (within the range of the stated ratios upon receipt of stockholder approval) and the Authorized Shares Decrease.  At least ten (10) days prior to the effective date of the Reverse Stock Split, in accordance with Rule 10b-17 of the Exchange Act, the Company will notify the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Stock Split.   Once FINRA approves the Reverse Stock Split, the Reverse Stock Split and the Authorized Shares Decrease would become effective on the date of filing of a certificate of amendment to our articles of incorporation, as amended, with the Secretary of State of the State of Nevada.  On the effective date, shares of our common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of our common stock in accordance with the exchange ratio contained in the certificate of amendment, and our authorized shares of common stock would be reduced to an amount sufficient to provide the Company with approximately 25% of our total authorized shares of common stock unissued and unreserved post-Reverse Stock Split.

Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split.  In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split.  Stockholders will be entitled to exchange their stock certificates, at the expense of the requesting stockholder, after the Reverse Stock Split takes place. Stockholders may exchange their stock certificates by contacting our transfer agent, Worldwide Stock Transfer Company at 433 Hackensack Avenue, Level L, Hackensack, NJ 07601. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent.  Otherwise, stock certificates representing pre-Reverse Stock Split shares of our common stock will be exchanged for certificates evidencing post-Reverse Stock Split shares at the first time they are presented to the transfer agent for transfer. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

No Appraisal Rights

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our articles of incorporation to effect the Reverse Stock Split and the Authorized Shares Decrease, and we will not independently provide our stockholders with any such right.

Material U.S.  Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX RELATED MATTER ADDRESSED HEREIN.  YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences, if any, that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the Reverse Stock Split.  This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock.  This discussion also does not address the tax consequences (i) of stockholders who do not hold shares of our common stock as “capital assets” (generally, property held for investment purposes), (ii) applicable to stockholders that are subject to special tax rules, including without limitation, banks or other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, broker-dealers, tax-exempt organizations, (iii) applicable to stockholders who hold shares our common stock as part of a straddle, hedge, conversion, constructive sale other integrated transaction for U.S. federal income tax purposes or (iv) of partnerships or other entities classified as partnerships for U.S. federal income tax purposes or their partners. Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a U.S. holder is a stockholder that is: (a) a citizen or resident of the United States, (b) a corporation organized under the laws of the United States or any of its political subdivisions, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (d) a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current U.S. Treasury Regulations to be treated as a United States person.

The following discussion is not binding on the Internal Revenue Service.  The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect.  Each holder of shares of our common stock is strongly urged to consult his, her or its tax advisor as to the specific tax consequences to such holder of the Reverse Stock Split, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of such holder’s particular circumstances.

No gain or loss should generally be recognized by a stockholder upon his, her or its exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares.  The aggregate tax basis of the post-Reverse Stock Split shares received by a stockholder should be the same as such stockholder's aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor.  A stockholder’s holding period for the post-Reverse Stock Split shares should include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the Company’s outstanding shares of common stock as of the Record Date is required to approve this proposal.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval of the Reverse Stock Split and the Authorized Shares Decrease.It is intended that in the absence of contrary specifications, proxies will be voted for the Reverse Stock Split and the Authorized Shares Decrease.  Broker non-votes and abstentions will not be counted in for this proposal.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of our executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement (referred to herein as the “NEOs”) for fiscal year 2012, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. This vote is commonly known as a “Say-on-Pay” advisory vote.

We believe that our compensation programs and policies for the fiscal year ended December 31, 2012 were an effective incentive for the achievement of the Company’s developmental goals, aligned with stockholders’ interests and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers for fiscal year 2012 listed in the Summary Compensation Table in the ‘Executive Compensation’ section of the proxy statement, as disclosed pursuant to Item 402 of Regulation S-K.”

Vote Required

Approval of this proposal requires that votes cast in favor of the proposal exceed the votes cast against the proposal. Because your vote is advisory, the result will not be binding upon the Company. Although not binding, our Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns raised by the vote and when making future compensation decisions for NEOs.

Board Recommendation

The Board recommends that the stockholders vote for the approval of the compensation of the NEOs, as stated in the above non-binding resolutions.  It is intended that in the absence of contrary specifications, proxies will be voted for the approval of the compensation of the NEOs.  Broker non-votes and abstentions will not be counted in the advisory vote for the approval of the compensation of the NEOs.

PROPOSAL NO. 4

 ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE

ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to holding a Say-on-Pay advisory vote, we are seeking an advisory, non-binding vote regarding the frequency of future advisory Say-on-Pay votes in accordance with the SEC’s proxy rules, known as a “Say-on-Pay Frequency” advisory vote.

Stockholders will be able to vote that we hold this Say-on-Pay advisory vote every year, two years, or three years, or stockholders may abstain from voting on this proposal.

After due consideration, the Board has decided to recommend that this Say-on-Pay advisory vote on executive compensation occur every three years. While there are valid arguments for annual and biennial votes, we believe that a vote once every three years is the best approach for the Company and its stockholders for a number of reasons, including that a triennial vote will allow our stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The Board’s decision was based further on the premise that this recommendation could be modified in future years if it becomes apparent that a vote once every three years is not meaningful or a more frequent vote is recommended by best corporate governance practices.

Vote Required

The frequency (one year, two years or three years) that receives the highest number of votes cast by the stockholders will be deemed the frequency for the advisory Say-on-Pay vote preferred by the stockholders. Because your vote is advisory, the results will not be binding upon the Company. Although not binding, the Board values the opinions of our stockholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

Board Recommendation

The Board recommends that stockholders vote for the option of “THREE YEARS” as the preference for the frequency of holding future advisory votes on the compensation of our named executive officers.  It is intended that in the absence of contrary specifications, proxies will be voted for the approval of three years for the frequency of advisory votes on the compensation of the Company’s named executive officers.  Broker non-votes and abstentions will not be counted in the advisory vote on the frequency of approval of the compensation of the NEOs.

PROPOSAL NO. 5

RATIFY THE SELECTION OF MALONEBAILEY, LLP AS

THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected MaloneBailey, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013.  To the knowledge of the Company, at no time has MaloneBailey, LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of MaloneBailey, LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Fees Paid to Auditors

Audit and Non-Audit Fees

	December 31,
	2012	2011
Audit Fees(1)	$65,000	$49,530
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
TOTAL	$65,000	$49,530

(1)   The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of our quarterly financial statements.

Vote Required

Ratification of the Company’s independent auditor requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the selection of MaloneBailey, LLP as the Company’s independent auditor for the fiscal year ending December 30, 2013. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of MaloneBailey, LLP. Broker non-votes and abstentions will not be counted in the ratification vote.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our named executive officers:

Name	Age	Position	Held Since
Robin T. Eves	62	CEO, President, Director	August 2010
Ignacio Ponce de Leon	62	COO, Director	April 2011

Robin Eves – see information provided above under Proposal No. 1.

Ignacio Ponce de Leon - see information provided above under Proposal No. 1.

EXECUTIVE COMPENSATION

 Compensation Policies and Procedures

At this time, we do not have a compensation committee or a fully developed compensation policy. We have only two executive officers, our Chief Executive Officer and President, and our Chief Operations Officer. Their employment agreements were negotiated by the Board of Directors with the terms based on the board’s assessment of their qualifications and requirements.

We do not have a separate compensation committee and, as such, our full Board of Directors performs the functions of a compensation committee, including, among others, to:

•

establish director compensation plans, any executive compensation plans or other employee benefit plans;

•

determine any other compensation matters, such as severance agreements, change in control agreements, or special or supplemental executive benefits;

•

design overall compensation policy and executive salary plans; and

•

set the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the Chief Executive Officer.

Our Chief Executive Officer reviews the performance of our other executive officers (other than himself) and, based on that review, our Chief Executive Officer makes recommendations to the Board about the compensation of executive officers (other than himself). Our Chief Executive Officer does not participate in any deliberations or approvals by the Board with respect to his own compensation. The Board reviews and votes to approve all compensation decisions involving our executive officers. The Board may, from time to time, retain and receive advice from compensation consultants, although no such advice was sought during 2012.

The following discussion describes prospectively the expected duties, responsibilities and role of our future compensation committee as well as the material elements of our planned compensation for our future executive officers. The information below provides the description of compensation policies that we intend to make applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements in the future.

Planned Objectives of Our Future Compensation Program

The primary objective of our compensation program, including our executive compensation program, will be to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long term success, encourage performance consistent with clearly defined corporate goals and align our executives’ long term interests with those of our stockholders. To that end, our future compensation practices will be intended to:

1. Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives; and

2. Align senior management’s interests with stockholders’ interests through long term equity incentive compensation.

Expected Role of the Compensation Committee

The compensation committee, once formed, will determine the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, and our other executive officers. In addition, the compensation committee will be responsible for adopting, reviewing and administering our compensation policies and programs, including any cash bonus incentive plan or equity incentive plan that we may adopt. We anticipate that our compensation committee will adhere to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the compensation committee expects to consider the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the compensation committee plans to consider the recommendations of the Chief Executive Officer.

The compensation committee will review the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The compensation committee does not intend to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives since some of these competitors are privately held companies for which executive compensation information may not be available. However, the compensation committee intends to compare our executive compensation program as a whole with the programs of other companies for which survey data is available, and will also compare the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The compensation committee plans to use such survey data primarily to ensure that our executive compensation program as a whole will be competitive.

Components of Future Executive Compensation

We anticipate that our future executive employment agreements will provide that employees will be compensated by salary and bonus, with bonuses potentially including cash and equity components. The specific elements of the future compensation program are not determined but will most likely include base salary, an annual cash performance bonus and long term equity incentives. Our compensation program will be designed to provide our executives with incentives to achieve our short and long term performance goals and to pay competitive base salaries. Each executive officer’s current and prior compensation will be considered in setting future compensation.

In addition, we expect employment agreements with our executive officers to provide for other benefits, including potential payments upon termination of employment. Once established, the compensation committee will consider all of the above components in determining the exact makeup of the total executive compensation package as well as the factors to be applied in establishing each component.

Perquisites and Other Benefits

At this time, we do not expect to provide perquisites or personal benefits to future executive officers, other than the payment of health insurance premiums and a monthly automotive allowance of $750.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the last two years, the dollar value of all cash and non-cash compensation earned by the Company’s named executive officers.

Officer’s Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robin Eves, Pres and CEO (1)	2012	368,792	50,000	911,402	1,202,172	-	2,532,366
	2011	302,083	250,000	622,296	-	-	1,174,379

Ignacio Ponce de Leon, COO from 4/11(2)	2012	304,580	50,000	898,000	748,239	-	2,000,819
	2011	262,500	250,000	329,000	-	-	841,500

(1) 2012 stock valuation includes the grant of an aggregate of 16,993,000 common shares valued on their grant date using the closing price of common stock totaling $911,402.  2012 option valuation includes the grant of 1) an aggregate of 16,000,000 common stock options valued on their grant date using Black-Scholes to be $748,239 of which 8,000,000 are exercisable at $0.20 per share, vest on June 30, 2013 and expire on June 30, 2018 and 8,000,000 which are exercisable at $0.35 per share, vest on June 30, 2014 and expire on June 30, 2019 and 2) 10,000,000 common stock options valued on their grant date using Black-Scholes to be $453,933 and which are exercisable at $0.03 per share, vest on August 1, 2012 and expire on August 1, 2018.

(2) 2011 stock valuation includes 1) an aggregate of 10,000,000 common shares valued on their grant date using the closing price of common stock totaling $253,000 and 2) an award of 2,000,000 common shares on April 1, 2011 valued at $76,000 using the closing price of common stock on the grant date which award vests on January 1, 2012. 2012 stock valuation includes the grant of an aggregate of 17,000,000 common shares valued on their grant date using the closing price of common stock totaling $898,000. 2012 option valuation includes the grant of an aggregate of 16,000,000 common stock options valued on their grant date using Black-Scholes to be $748,239 of which 8,000,000 are exercisable at $0.20 per share, vest on June 30, 2013 and expire on June 30, 2018 and 8,000,000 which are exercisable at $0.35 per share, vest on June 30, 2014 and expire on June 30, 2019.

Narrative to Summary Compensation Table

Employment Agreements

On July 1, 2012, we entered into three year employment agreements with Robin Eves, as Chief Executive Officer and President, and Ignacio Ponce de Leon, as Chief Operating Officer.  Mr. Eves will receive an annual salary of $395,000. Mr. Ponce de Leon will receive an annual salary of $370,000. Each officer was granted a signing bonus of 8,000,000 million shares of the Company’s restricted common stock upon execution of the agreements. In addition, each officer was granted options to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.20 per share, vesting on June 30, 2013 and exercisable until June 30, 2018, plus options to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share, vesting on June 30, 2014 and exercisable until June 30, 2019. These options were granted under the Company’s stock option plan under which a total of 65,000,000 shares have been reserved for issuance under option grants to officers, directors, employees and consultants.

The above employment agreements include provisions for participation in employee benefit programs if the Company adopts such programs during the term of the agreements. Each agreement also includes a provision requiring the purchase by the Company of term life insurance. The agreements also include certain anti-takeover provisions that would require payment of three full years of annual salary as well as immediate vesting of all equity compensation if an entity acquiring the Company did not offer comparable positions to each officer.

Neither Mr. Eves, nor Mr. Ponce de Leon is compensated for their contributions to the Board of Directors.

Other Key Employees and Consultants

We have an oral consulting agreement with CJ Douglas, a shareholder who provides services that support our administrative, investor relations, and accounting functions on a month-to-month basis, at $20,000 per month.

 The terms of the employment agreements and the consulting agreement described above were negotiated by and between the individuals and our board of directors based on the qualifications and requirements of each individual and the needs of the company.

We have not entered into employment agreements with any other officers, directors, or any other persons however, we anticipate that we may do so in the current fiscal year as operations develop and expand following the successful completion of our testing facility.

Employee Benefits

When we have adequate financing, we intend to offer employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. It is our intention to offer health insurance benefits to all full time employees, including executive officers.

Accounting Matters

We have adopted the provisions of ACS 718 Compensation – Stock Compensation which requires the fair value of options to be recorded as compensation cost in the consolidated financial statements. In the event that we decide to include options in our future compensation package, the issuance of options will likely result in additional compensation costs being recognized.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2012, to each of the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robin Eves	10,000,000	03		8/1/2018
		8,000,000.20		6/30/2018
		8,000,000.35		6/30/2019

Ignacio Ponce de Leon		8,000,000.20		6/30/2018
		8,000,000.35		6/30/2019

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of March 25, 2012, with respect to each person known by the Company to own beneficially more than 5% of the 853,217,644 shares of our issued and outstanding common stock, as well as the beneficial ownership of each director and officer and all directors and officers as a group. We are not aware of any present arrangements that could result in a change of control of the Company.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, addresses are c/o Clean Coal Technologies, Inc., 295 Madison Avenue (12th Floor) New York, NY 10017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
APGL Investments 5th Floor, Tower 2, TVHBelicia Towers No. 94, MRC Nagar Chennai 600 028 India	48,528,082	5.69%

Ventrillion Management Company, Ltd. 10 Anson Road #03-05 International Plaza, Singapore 079903	100,000,000	11.72%

	Amount and Nature of	Percent of
Officers and Directors	Beneficial Ownership(1)	Class
Robin Eves, President, CEO, Director	51,557,518	6.04%
Ignacio Ponce de Leon, COO, Director	33,000,000	3.87%
Edward Jennings, Director	2,897,727	0.34%
Ivy Santoso, Director	0	0%
Roland Perdamaian, Director	0	0%
All directors and officers as a group (5 persons)	87,455,245	10.25%

(1) The Company has no documentation that would indicate that any of the shares listed above are pledged as security. Mr. Eves’ beneficial ownership number includes options for the purchase of 10,000,000 shares of common stock at $0.03 per share, exercisable until 8/1/2018. Otherwise, none of the above has the right to acquire any additional shares within 60 days through the exercise of options, warrants, rights, conversion privileges or otherwise.

Equity Compensation Plan Information (as of December 31, 2012)

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders		$
Equity compensation plans not approved by security holders	46,000,000	$0.22	19,000,000
Total	46,000,000	$0.22	19,000,000

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period endedDecember 31, 2012. Such report once filed, is available to stockholders, without charge, upon written request addressed to the Company at the Company’s executive offices, or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on November 28, 2013, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation, as amended, and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10% stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock.  Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, we believe that during our fiscal year ended December 31, 2012 all reporting persons timely filed all such reports, other than the following:

Robin Eves filed a Form 4 on February 20, 2012 including some transactions that occurred in 2011 that were disclosed in periodic reports but not timely reported on Form 4.

Ignacio Ponce de Leon filed a Form 4 on February 20, 2012 including some transactions that occurred in 2011 that were disclosed in periodic reports but not timely reported on Form 4.

Robin Eves filed a Form 4 on February 20, 2013 reporting options that were awarded contingently on August 1, 2011 but did not vest until August 1, 2012 upon fulfillment of the contingencies. Both the award and the vesting of the options were disclosed in periodic reports but not timely reported on Form 4.

RELATED PARTY TRANSACTIONS

We have not adopted a formal policy for review of potential related party transactions. At this time, the Board reviews and approves all transactions, considering any related party interactions in light of known circumstances to determine whether or not such transactions are consistent with our best interests, in the good faith exercise of the Board’s discretion.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by mail to295 Madison Avenue (12th Floor) New York, NY 10017 or phone by calling 646-710-3549. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

CLEAN COAL TECHNOLOGIES, INC.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robin Eves

Robin Eves, President and Chief Executive Officer

New York, New York

March 28, 2013

YOUR VOTE IS IMPORTANT.  PLEASE VOTE YOUR SHARES ONLINE OR, IF YOU REQUESTED AND RECEIVED A PRINTED SET OF PROXY MATERIALS BY MAIL, BY RETURNING THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE.

Appendix A

FORM OF PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Clean Coal Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:   The Corporation shall have the authority to issue a total of [___________] shares of common stock having a par value of $0.00001 per share.

Effective as of as of the filing date of this amendment, each [ _ ] shares of common stock, issued and outstanding or held by the Corporation, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of common stock.  No fractional shares shall be issued as a result thereof.  In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: _______________ (_____%)

4. Effective date of filing (optional): Date: ____________________ Time: ______________________

(must not be later than 90 days after the certificate is filed)

5. Signature (required):

/s/_________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CLEAN COAL TECHNOLOGIES, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2013 THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS OF CLEAN COAL TECHNOLOGIES, INC.
CONTROL ID:
PROXY ID:

The undersigned hereby appoints Robin Eves and Ignacio Ponce de Leon, each of them, proxies, with full power of substitution, to vote the voting shares of Clean Coal Technologies, Inc. (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at Doubletree by Hilton Metropolitan New York, 569 Lexington Ave, New York, NY 10022, on Wednesday,  May 8, 2013 at 3:00 pm, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” proposals 1, 2, 3 and 5 and “THREE YEARS” for proposal 4.  If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CCTC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CLEAN COAL TECHNOLOGIES, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	ELECTION OF DIRECTORS UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS:		☐	☐
	ROBIN T EVES				☐
	IGNACIO PONCE DE LEON				☐	CONTROL ID:
	EDWARD JENNINGS				☐	PROXY ID:
	IVY SANTOSO				☐
	ROLAND PERDAMAIAN				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN

AMENDMENT TO  THE COMPANY’S ARTICLES OF INCORPORATION TO (A) EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A SPECIFIC RATIO WITHIN A RANGE FROM 1-FOR-5 TO 1-FOR-35 AND TO GRANT AUTHORIZATION TO THE BOARD OF DIRECTORS TO DETERMINE, AT ITS DISCRETION, THE TIMING AND THE SPECIFIC RATIO OF THE REVERSE STOCK SPLIT (THE “REVERSE STOCK SPLIT”); AND (B) DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK IN AN AMOUNT SUFFICIENT TO PROVIDE THE COMPANY WITH APPROXIMATELY 25% OF OUR TOTAL AUTHORIZED SHARES OF COMMON STOCK UNISSUED AND UNRESERVED POST-REVERSE STOCK SPLIT, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON OR DELAY SUCH AMENDMENT

			☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	ADVISORY VOTE AS TO WHETHER YOU APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)		☐	☐	☐

Proposal 4		à	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	ADVISORY VOTE AS TO WHETHER YOU PREFER A VOTE TO ADVISE US ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, EVERY TWO YEARS OR EVERY THREE YEARS (SAY-ON-PAY FREQUENCY)		☐	☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	RATIFY THE SELECTION OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2013.		☐	☐	☐

Proposal 6		à	FOR	AGAINST	ABSTAIN
	TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.		☐	☐	☐

The Board of Directors of CLEAN COAL TECHNOLOGIES, INC. unanimously recommends a vote “FOR” all nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 “FOR” Proposal 5 and “THREE YEARS” for Proposal 4.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this Proxy will be voted FOR each of the proposals listed above. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.  As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)